Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement of Junee Limited on Amendment No.12 to Form F-1 of our report dated October 26, 2022, with respect to our audit of the consolidated financial statements of Junee Limited and its Subsidiary as of and for the year ended June 30, 2022, which report appears in the Prospectus, which is part of the Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Friedman LLP

New York, New York

March 15, 2024